UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2022, the operating partnership of VineBrook Homes Trust, Inc. (the “Company”), VineBrook Homes Operating Partnership, L.P. (the “Operating Partnership”), entered into a bridge credit agreement (the “Bridge Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent, KeyBanc Capital Markets, as sole lead arranger and bookrunner, and Raymond James Bank and borrowed $150.0 million (the “Bridge Loan”). Interest on the Bridge Loan accrues at the Operating Partnership’s option at (1) daily SOFR plus 0.1% plus an applicable rate of 3.0%, (2) the forward-looking term rate based on SOFR for the applicable interest period plus 0.1% plus an applicable rate of 3.0% or (3) an alternate base rate equal to the greater of (a) the prime rate in effect on such day and (b) the Federal Funds effective rate in effect on such day plus 0.5%, plus an applicable rate of 2.0%. The Bridge Loan matures on February 8, 2023 but requires repayment of the principal amount outstanding so that (1) by May 8, 2022 no more than $112.5 million remains outstanding, (2) by August 8, 2022 no more than $75.0 million remains outstanding and (3) by November 8, 2022 no more than $37.5 million remains outstanding. The Bridge Loan is secured by capital events of the Operating Partnership and its subsidiaries, including the proceeds of (i) any equity issuance by the Operating Partnership or any of its subsidiaries, (ii) any financing, realization, refinancing, recapitalization, sale or other transfer of any asset of the Operating Partnership and its subsidiaries, (iii) any realization of any distributions on account of any dividends or return on any preferred or other equity investment in any subsidiary of the Operating Partnership, or (iv) any incurrence, issuance, refinancing, replacement, or similar transaction with respect to indebtedness of the Operating Partnership or any subsidiary thereof (collectively, the “Collateral”), fifty percent (50%) of the proceeds of which shall be used to pay down the Bridge Loan, and guaranteed by the Company. The Operating Partnership used the proceeds from the Bridge Loan to partially fund the Acquisitions described in Item 2.01 of this Current Report on Form 8-K. The Bridge Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default. If an event of default occurs and is continuing, the lenders may require the immediate repayment of all outstanding borrowings and prepayments in the amount of 100% of the Collateral.

The foregoing description of the Bridge Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the closing of the Acquisitions, on February 8, 2022, we entered into a new management agreement with VineBrook Homes, LLC (the “Manager”), the same manager who manages our other properties upon the same terms as our other management agreements with the Manager. Certain employees of the Manager serve on the Company’s Board of Directors, as officers of the Company and on the Operating Partnership’s Investment Committee. For information regarding the terms of the management agreement, see “Item 7. Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons—Management Agreements and Side Letter” of our Registration Statement on Form 10, which was initially filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2021, which information is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 8, 2022, the Operating Partnership completed the previously disclosed acquisition (the “Portfolio Acquisition”) of a portfolio of approximately 3,000 single-family rental homes across eight states, with the largest concentration in the southeastern United States, including Georgia, Tennessee, Missouri, Florida, North Carolina, South Carolina and Mississippi, as well as a portion in New Mexico for approximately $354.2 million, excluding various closing costs, pursuant to two agreements, dated as of October 1, 2021 (the “Acquisition Agreements”), with certain unaffiliated third parties (the “Sellers”). Sellers were advised by Raymond James on the transaction.

In addition, on February 8, 2021, the Operating Partnership completed the previously disclosed acquisition (the “Management Company Acquisition” and, together with the Portfolio Acquisition, the “Acquisitions”) of the assets used in the management of the acquired portfolio for approximately $7.5 million pursuant to an asset purchase agreement, effective as of September 30, 2021 (the “Management Company Agreement” and, together with the Acquisition Agreements, the “Agreements”), with the management company of the acquired portfolio.

The Operating Partnership used the proceeds from the Bridge Loan and borrowed $250.0 million under its amended and restated credit agreement (the “KeyBank Facility”), dated as of November 3, 2021, by and among the Company, as guarantor, the Operating Partnership, as parent borrower, certain of its subsidiaries, as subsidiary borrowers, KeyBank, as administrative agent, KeyBank and the lenders party thereto from time to time, as lenders, and the other parties thereto to fund the Acquisitions. For additional information regarding the KeyBank Facility, see the Company’s Current Report on Form 8-K, which was filed with the SEC on November 5, 2021, which is incorporated herein by reference.

The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each, which are filed as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements. The financial information relating to the Acquisitions required under Rule 3-14 of Regulation S-X will be filed by an amendment to this report no later than April 26, 2022, which is 71 calendar days from the date that this report must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required under Article 11 of Regulation S-X will be filed by an amendment to this report no later than April 26, 2022, which is 71 calendar days from the date that this report must be filed.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1
Agreement for Purchase and Sale of Membership Interests, dated as of October 1, 2021, by and among TAC P FIN II JV, LLC, TAC P FIN VII JV, LLC, TAC P FIN V JV, LLC, P FIN VI JV, LLC and VineBrook Homes Operating Partnership, L.P. (incorporated by reference to Exhibit 10.1 of to the Current Report on 8-K filed by the Company on October 7, 2021)

2.2
Agreement for Purchase and Sale, dated as of October 1, 2021, by and between P FIN I, LLC and VineBrook Homes Operating Partnership, L.P(incorporated by reference to Exhibit 10.2 of to the Current Report on 8-K filed by the Company on October 7, 2021)

2.3
Asset Purchase Agreement, dated as of September 30, 2021, by and among VineBrook Homes Operating Partnership, L.P., Prager Property Management, LLC and Merek B. Shoob (incorporated by reference to Exhibit 10.3 of to the Current Report on 8-K filed by the Company on October 7, 2021)

10.1*
Bridge Credit Agreement, dated as of February 8, 2022, among VineBrook Homes Operating Partnership, L.P., as borrower, the lenders party thereto, KeyBank National Association, as administrative agent, and KeyBanc Capital Markets, as sole lead arranger and bookrunner

10.2*
Management Agreement dated February 8, 2022 by and between P FIN II, LLC, P FIN VII MEM, LLC, P FIN VII STL, LLC, P FIN VII KC, LLC, P FIN VII TN 40, LLC, P FIN VII MO 40, LLC, P FIN VI, LLC, P FIN V FL, LLC, P FIN V NC, LLC, P FIN V NM, LLC, P FIN V OTHER, LLC and P FIN II F, LLC and VineBrook Homes, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Interim President, Chief Financial Officer, Assistant Secretary and Treasurer

Date: February 14, 2022